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                       THE GOODYEAR TIRE & RUBBER COMPANY

                                      and

               MANUFACTURERS HANOVER TRUST COMPANY, Rights Agent


                                RIGHTS AGREEMENT

                                  Dated as of

                                  July 2, 1986

                            -----------------------


--------------------------------------------------------------------------------

                      TABLE OF CONTENTS

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RIGHTS AGREEMENT

Section 1.  Certain Definitions..........................................      2

Section 2.  Appointment of Rights Agent..................................      7

Section 3.  Issue of Right Certificates..................................      7

Section 4.  Form of Right Certificates...................................     10

Section 5.  Countersignature and Registration............................     13

Section 6.  Transfer, Split Up, Combination and
            Exchange of Right Certificates,
            Mutilated, Destroyed, Lost or
            Stolen Right Certificates....................................     14

Section 7.  Exercise of Rights; Purchase
            Price; Expiration Date of Rights.............................     16

Section 8.  Cancellation and Destruction of
            Right Certificates...........................................     21

Section 9.  Reservation and Availability of
            Shares of Capital Stock......................................     21

Section 10. Preferred Stock Record Date..................................     24

Section 11. Adjustment of Purchase Price,
            Number of Shares or Number of
            Rights.......................................................     26

Section 12. Certificate of Adjusted Purchase
            Price or Number of Shares....................................     47

Section 13. Consolidation, Merger or Sale or
            Transfer of Assets or Earning
            Power........................................................     48

Section 14. Fractional Rights and Fractional
            Shares.......................................................     53

Section 15. Rights of Action.............................................     55
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                                      -i-
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Section 16. Agreement of Right Holders...................................     56

Section 17. Right Certificate Holder Not
            Deemed a Shareholder.........................................     58

Section 18. Concerning the Rights Agent..................................     58

Section 19. Merger or Consolidation or Change
            of Name of Rights Agent......................................     59

Section 20. Duties of Rights Agent.......................................     61

Section 21. Change of Rights Agent.......................................     66

Section 22. Issuance of New Right
            Certificates.................................................     68

Section 23. Redemption...................................................     68

Section 24. Notice of Certain Events.....................................     71

Section 25. Notices......................................................     73

Section 26. Supplements and Amendments...................................     74

Section 27. Successors...................................................     75

Section 28. Determinations and Actions by the
            Board of Directors, etc......................................     75

Section 29. Benefits of this Agreement...................................     76

Section 30. Severability.................................................     77

Section 31. Governing Law................................................     77

Section 32. Counterparts.................................................     78

Section 33. Descriptive Headings.........................................     78

Exhibit A - Form of Articles of Amendment................................    A-1

Exhibit B - Form of Right Certificate....................................    B-1

      - Form of Assignment...............................................    B-6

      - Certificate......................................................    B-7
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                                      -ii-
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      - Notice...........................................................    B-7

      - Form of Election to Purchase.....................................    B-8

      - Certificate......................................................    B-9

      - Notice...........................................................    B-9

Exhibit C - Summary of Rights to Purchase
            Preferred Stock..............................................    C-1

                                RIGHTS AGREEMENT

          This Agreement, dated as of July 2, 1986, between The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), and Manufacturers Hanover Trust Company, a national banking association (the "Rights Agent").

                              W I T N E S S E T H

          WHEREAS, the Board of Directors of the Company has authorized and declared a dividend distribution (the "Distribution") of one Right for each outstanding share of the Common Stock, without par value, of the Company outstanding on July 28, 1986 (the "Record Date") and has authorized the issuance of one Right in respect of each share of Common Stock of the Company issued between the Record Date and the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined), and under certain other circumstances, each Right initially representing the right to purchase one one-hundredth of a share of Series A $10.00 Preferred Stock of the Company having the rights, powers and preferences set forth in the Articles of Amendment attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of securities of the Company constituting a Substantial Block (as such term is hereinafter defined), but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any Person or entity organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan.

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date hereof.

          (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) which such Person, or any of such Person's Affiliates or Associates, beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (1) securities tendered pursuant to a tender offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase, (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) hereof ("Original Rights") or pursuant to Section 11(i) or Section 22 hereof in connection with an adjustment made with respect to Original Rights; or
          (B) the right to vote or dispose of, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company.

          (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

          (e) "close of business" on any given date shall mean 5:00 P.M., Akron time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Akron time, on the next succeeding Business Day.

          (f) "Common Stock" when used with reference to the Company shall mean the Common Stock, without par value, of the Company and when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

           (g) "Continuing Director" shall mean any individual who is a member of the Board of Directors of the Company, while such individual is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the Shares Acquisition Date, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

          (h) "Person" shall mean any individual, firm, corporation or other entity.

          (i) "Preferred Stock" shall mean shares of Series A $10.00 Preferred Stock, without par value, of the Company.

          (j) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (k) "Substantial Block" shall mean a number of shares of the Common Stock which equals or exceeds 20% of the number of shares of the Common Stock then outstanding.

          (l) "Triggering Event" shall mean any event described in Section 11(a)(ii)(A), (B) or (C) or Section 13(a).

          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

          Section 3.  Issue of Right Certificates.   (a) Until the earlier of
(i) the tenth calendar day after the Shares Acquisition Date or (ii) the tenth calendar day after the date of the commencement of, or first public announcement of the intent to commence, by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any Person or entity organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan), a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of the dates in subsections (i) and (ii) hereof being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for the Common Stock also shall be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of the Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto, evidencing one Right for each share of the Common Stock so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock registered in the names of the holders of the Common Stock with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the certificates for the Common Stock outstanding on the Record Date, even without a copy of the Summary of Rights attached thereto, shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented by such certificate.

          (c) Rights shall be issued in respect of all shares of Common Stock issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or the Final Expiration Date (as such terms are defined in Section 7). Certificates representing such shares of Common Stock shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between The Goodyear Tire & Rubber Company and Manufacturers Hanover Trust Company, Rights Agent, dated as of July 2, 1986 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Goodyear Tire & Rubber Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Goodyear Tire & Rubber Company will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights which are or were beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

Until the Distribution Date, the Rights associated with the Common Stock represented by certificates containing the foregoing legend shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented by such certificate.

          Section 4. Form of Right Certificates. (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of shares of the Preferred Stock (or following a Triggering Event, Common Stock, other securities, cash or other assets as the case may be) as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

          (b) Notwithstanding any other provision of this Agreement, any Right Certificate issued pursuant to Section 3 or Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate thereof, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became such, or (iii) a transferee of an

Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, any Right Certificate issued at any time to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following end:

   The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

          Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company in the manner provided in the Code of Regulations of the Company for Common Stock certificates. The Right Certificates shall be manually countersigned by the Rights Agent and shall not
be valid for any purpose unless so countersigned.   In case any officer of the
Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices in New York, New York, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates, Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its office at 450 West 33 Street, New York, New York 10001, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or other securities or property, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the close of business on the earlier of (i) July 28, 1996 (the "Final Expiration Date"), or (ii) the date on which the Rights are redeemed as provided in Section 23 (such earlier date being herein referred to as the "Expiration Date").

          (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $100, shall be subject to adjustment from time to time as provided in Section 11 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price per one one-hundredth of a share of Preferred Stock (or other shares, securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) requisition from any transfer agent of the Preferred Stock of the Company certificates for the total number of one one-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (iii) when appropriate, requisition from any transfer agent of the Common Stock of the Company certificates for the total number of shares of Common Stock to be paid in accordance with Section 11(a)(ii) and 11(a)(iii),
(iv) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (v) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (vi) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue securities, distribute property or pay cash pursuant to Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that cash, property or securities are available for issuance, distribution or payment by the Rights Agent, if and when appropriate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, any Rights that are or were at any time on or after the earlier of the Distribution Date or the Shares Acquisition Date beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the

Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void upon the occurrence of a Triggering Event and no holder of such Rights shall have any right with respect to such Rights under any provision of this Agreement from and after the occurrence of a Triggering Event. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9.  Reservation and Availability of Shares of Capital Stock.
(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock or its authorized and issued

Common Stock held in its treasury and/or other securities), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) The Company shall use its best efforts to (i) file, as soon as practicable following the first occurrence of a Triggering Event, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of the expiration of the Rights. The

Company will also take such action as may be appropriate under the blue sky laws of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

          (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required (a) to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for the one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or (b) to issue or deliver any certificates for a number of one one-hundredths of a share of Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10. Preferred Stock Record Date. Each person in whose name any certificate for a number of one one-hundredths of a share of Preferred
Stock (or shares of Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding business day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of the Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), except as otherwise provided in this Section 11(a) and
     Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section ll(a)(ii).

                (ii) In the event


                (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company, the Company shall be the continuing or surviving corporation of such merger or combination, and the Common Stock of the Company shall remain outstanding, (2) shall, in one or more transactions, transfer any assets to the Company in exchange (in whole or in part) for shares of the capital stock of the Company or for securities exercisable for or convertible into shares of the capital stock of the Company or otherwise obtain from the Company, with or without consideration, any additional shares of the capital stock of the Company or securities exercisable for or convertible into shares of the capital stock of the Company (other than as part of a pro rata distribution to all holders of the Common Stock of the Company), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one transaction or a series of transactions), to, from or with, as the case may be, the Company or any of the Company's subsidiaries, other than incidental to the lines of business currently engaged in as of the date hereof between the Company and such Acquiring Person or Associate or Affiliate, assets having an aggregate fair market value of more than $10,000,000, other than a transaction set forth in Section 13(a) hereof, (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one transaction or a series of transactions), to, from or with the Company or any of the Company's subsidiaries, assets on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party, other than a transaction set forth in Section 13(a) hereof, (5) shall receive any compensation from the Company or any of the Company's subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its subsidiaries') past practices, or (6) shall receive a direct or indirect benefit (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its subsidiaries, or

               (B) any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become the Beneficial Owner of 35% or more of the shares of Common Stock then outstanding (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made)) providing the Continuing Directors constitute a majority of the Board of Directors, or

                (C) during such time as there is an Acquiring Person, (1) there shall be any failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock of the Company (except to the extent such declaration or payment would be prohibited under the laws of the Company's jurisdiction of incorporation), (2) there shall be any reduction in the annual rate of dividends paid on the Common Stock (except to reflect any subdivision of the Common Stock or as required under the laws of the Company's jurisdiction of incorporation or as approved by a majority of the Continuing Directors and the Continuing Directors constitute a majority of the Board of Directors or by the holders of 66 2/3% percent or more of the then outstanding shares of Common Stock beneficially owned by Persons other than the Acquiring Person or its Affiliates or Associates), (3) there shall be a failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock (except to the extent such increase in the rate of dividends would be prohibited under the laws of the Company's jurisdiction of incorporation), or (4) there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction or series of transactions to which the Company or any of its subsidiaries is a party (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person,

then, within five (5) days after the date of the occurrence of an event described in Section 11(a)(ii)(B) hereof and promptly following the occurrence of any event described in Section 11(a)(ii)(A) or (C) hereof, proper provision shall be made so that each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of shares of Preferred Stock, such number of shares of the Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the current market price per share of the Common Stock of the Company (determined pursuant to Section 11(d)) on the date on which the first of the events listed above in this subparagraph (ii) occurs (such number of shares are hereinafter referred to as the "Adjustment Shares"). For the purposes of this Section "subsidiaries" shall mean any corporations or other entities of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by the Company.

          (iii) In the event that the number of shares of Common Stock which are authorized by the Company's Amended Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, then the Company, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shall be obligated to deliver uniformly on a pro rata basis to all outstanding Rights shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted uniformly on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

          (b) In the case the Company shall fix a record date for the issuance of rights or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock") or securities convertible into Preferred Stock or equivalent preferred stock) at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date has not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and of which the denominator shall be such current market price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation under Section 11(b) or (c) hereof, the "current market price" per, or value of a, share of the Common Stock on any date of determination shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current market price (or value) per share of the Common Stock is determined during the period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock, or (B) any sub-division, combination or reclassification of such Common Stock, and prior to the expiration of 30 Trading Days, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" or "value" shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of the Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of the Common Stock are listed or admitted to trading or, if the shares of the Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of the Common Stock are not quoted by such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date shall be as determined in good faith by the Continuing Directors if the Continuing Directors constitute a majority of the Board of Directors or in the event the Continuing Directors do not constitute a majority of the Board of

     Directors, by an independent investment banking firm selected by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of the Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of Ohio are not authorized or obligated by law or executive order to close. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Continuing Directors of the Company if the Continuing Directors constitute a majority of the Board of Directors or in the event the Continuing Directors do not constitute a majority of the Board of Directors by an independent investment banking firm selected by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-hundredth of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 100.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a) through (o), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by
(i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of

Rights, in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share which were expressed in the initial Right Certificates issued hereunder.


          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-hundredths of a share of such Preferred Stock at such adjusted Purchase Price.

          (1) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of Preferred Stock, issuance wholly for cash of any of the shares of Preferred Stock at less than the current market price, issuance wholly for cash of the Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

          (n) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23 and 26 hereof, take (nor will it permit any of its subsidiaries to take) any action if at the time such is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights, unless such action is approved by a majority of the Continuing Directors and the Continuing Directors constitute a majority of the Board of Directors.

          (o) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer (or permit any of its subsidiaries to sell or transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

          Section 13.  Consolidation, Merger or Sale or Transfer of Assets or
Earning Power.   (a) In the event that, following the Distribution Date,
directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate, merge with and into the Company, the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person, then, and in each such case, proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of shares of validly issued, fully paid, non-assessable and freely tradeable Common Stock of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, as shall be equal to the result obtained by (1) multiplying the then current Purchase

Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exerciseable and dividing that product by (2) 50% of the current market price per share of the Common Stock of such Principal Party (determined in the manner described in Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any of the transactions described in Section 13(a) hereof.

          (b) "Principal Party" shall mean

          (1) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and

          (2) in the case of any transaction described in (z) of the first sentence in this Section 13, the Person that is the other party to such transaction;


provided, however, that in any such case, (x) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Securities Exchange Act of 1934, and such Person is a direct or indirect subsidiary of another corporation the Common Stock of which (or the Common Stock of another subsidiary of which) is and has been so registered, "Principal Party" shall refer to such other corporation; (y) in case there is more than one such Person referred to in clause (x) of the proviso of this Section 13(b), or in case there is more than one Person referred to in Section 13(b)(1) or (2), the Common

Stocks of all of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares held by the public, and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (x) and (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 13, the Principal Party will

          (i) prepare and file a registration statement under the Securities Act of 1933, as amended (the "Act") with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the Rights; and

          (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Securities Exchange Act of 1934.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that one of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

          Section 14.  Fractional Rights and Fractional Shares.

          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of shares (other than fractions which are integral multiples of one one-hundredths of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of fractional shares that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

          (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this
Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

          Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the

Distribution Date the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement and subject to the limitations set forth in such Right Certificates and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

          Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and

          (c) subject to Section 6(a), Section 7(e) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be required to be affected by any notice to the contrary.

          Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

          Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation, succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in the Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with the legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of the Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of the Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend interested money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Preferred Stock and Common Stock by registered or certified mail, and to the holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right
Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any

Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority or which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right
Certificates made in accordance with the provisions of this Agreement.

          Section 23. Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., New York City time, on the earlier of (x) the tenth day following the Shares Acquisition Date, or (y) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.05 per Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the

"Redemption Price"), provided, however, that if such redemption occurs on or after the Shares Acquisition Date the Board of Directors of the Company shall be entitled to so redeem the Rights only if Continuing Directors constitute a majority of the Board of Directors at the time of such redemption and such redemption is approved by a majority of the Continuing Directors; provided, further, however, that if, following the occurrence of a Shares Acquisition
Date and following the expiration of the right of redemption hereunder but prior to any Triggering Event, each of the following shall have occurred and remain in effect: (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in a transaction, or series of transactions, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding shares of Common Stock, (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, and (iii) the transfer or other disposition described in clause (i) above was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the Company or any of its Subsidiaries; then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption pursuant to this Section 23(a) without regard to the last proviso.


          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the repurchase of Common Stock prior to the Distribution Date.


          Section 24. Notice of Certain Events. In case the Company shall propose at any time following the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or Rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier.

          In case any of the events set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with
Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

          Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          The Goodyear Tire & Rubber Company
          1144 East Market Street
          Akron, Ohio 44316-0001
          Attention:  General Counsel

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          Manufacturers Hanover Trust Company
          450 West 33 Street
          New York, New York 10001
          Attention:  Vice President Administration

          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 26. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) prior to the Distribution Date, to change or supplement the provisions hereunder which the Company may deem necessary or desirable and in the best interests of the holders of the Rights or
(iv) following the Distribution Date, to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement shall not be supplemented or amended in any way (other than pursuant to clauses (i) and (ii) above) unless such amendment is approved by a majority of the Continuing Directors whose determination shall be final and the Continuing Directors constitute a majority of the Board of Directors. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment unless the

Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

          Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (and, where specifically provided for herein, the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company (or, as expressly provided, the Continuing Directors), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board (or, as provided for, by the Continuing Directors) in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (ii) not subject the Board or the Continuing Directors to any liability to the holders of the Right Certificates.

          Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

          Section 30.  Severability.   If any term, provision, covenant or
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

          Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[SEAL]                                      THE GOODYEAR TIRE &
                                            RUBBER COMPANY
Attest:

By  /s/ F S Meyers                          By  /s/ Tom H Barrett
    ------------------------------              -------------------------------

[SEAL]


Attest:                                     MANUFACTURERS HANOVER TRUST COMPANY



By  /s/ Maria Caracciolo                    By  /s/ Barry A. Shapiro
    ------------------------------              -------------------------------
         Maria Caracciolo                             Barry A. Shapiro
         Assistant Manager                            Vice President

                                                                      Exhibit A


                            CERTIFICATE OF AMENDMENT
                                       TO
                       AMENDED ARTICLES OF INCORPORATION

                                       OF

                       THE GOODYEAR TIRE & RUBBER COMPANY


          Tom H Barrett, President, and Fredrick S Myers, Secretary, of The Goodyear Tire & Rubber Company, an Ohio corporation, with its principal office located at Akron, Summit County, Ohio, do hereby certify that, pursuant to the authority conferred upon the Board of Directors of said corporation by Section 1 of Part A of ARTICLE FOURTH of the Amended Articles of Incorporation of the said corporation and by the Ohio General Corporation Law, at a meeting of the Board of Directors of said corporation duly called and held on the 2nd day of July, 1986, at which meeting a quorum of the Board of Directors was at all times present, the Board of Directors duly adopted, without shareholder action, which shareholder action was not required, the following resolution:

           RESOLVED, that The Goodyear Tire & Rubber Company hereby adopts the following amendment to its Amended Articles of Incorporation, as amended to date, and that the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of said corporation are hereby authorized and directed to sign and file in the office of the Secretary of State of the State of Ohio a certificate containing a copy of the resolution adopting the amendment and a statement of the manner of its adoption:

          The Amended Articles of Incorporation of the corporation are hereby amended to create a new series of Preferred Stock by adding a new Section 1-A to PART A of ARTICLE FOURTH as follows:

          SECTION 1-A.  Series A $10.00 Preferred Stock, Without Par Value.

          A series of Preferred Stock is hereby created having the following terms:

          1.   Designation.  The shares of such series is designated as:
"Series A $10.00 Preferred Stock, without par value."

          2. Authorized Number of Shares - Fractional Shares. The authorized number of shares constituting the Series A $10.00 Preferred Stock is 3,000,000. Series A $10.00 Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A $10.00 Preferred Stock.

          3.   Dividends and Distributions.

          (A) Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A $10.00 Preferred Stock with respect to dividends that may be authorized by the Amended Articles of Incorporation, the holders of shares of Series A $10.00 Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A $10.00 Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A $10.00 Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A $10.00 Preferred Stock. In the event the Corporation shall at any time after July 2, 1986 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A $10.00 Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A $10.00 Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A $10.00 Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A $10.00 Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A $10.00 Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A $10.00 Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.

          (D) Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A $10.00 Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A $10.00 Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

          (E) Dividends in full shall not be declared or paid or set apart for payment on the Series A $10.00 Preferred Stock for a dividend period terminating on the Quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date. When the dividends are not paid in full on all series of the Preferred Stock, the shares of all series shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full.

          4.  LIQUIDATION, DISSOLUTION OR WINDING UP.   (A) Upon any
liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A $10.00 Preferred Stock unless, prior thereto, the holders of shares of Series A $10.00 Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A $10.00 Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) is hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A $10.00 Preferred Stock and Common Stock, respectively, holders of Series A $10.00 Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A $10.00 Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding

Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          5. Conversion on Merger, Consolidation, etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A $10.00 Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A $10.00 Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          6. Redemption. The outstanding shares of Series A $10.00 Preferred Stock shall not be redeemable.

          7. Condition to Issuance of any other Series. The Articles of Incorporation of the Corporation shall not be further amended to provide for the issuance of any other series of Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A $10.00 Preferred Stock, voting separately as one voting group.

          IN WITNESS WHEREOF, said Tom H Barrett, President, and Fredrick S Myers, Secretary, of The Goodyear Tire & Rubber Company, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 2nd day of July, 1986.


                                            By:
                                                -------------------------------
                                                   Tom H Barrett, President


[SEAL]


                                            By:
                                                -------------------------------
                                                  Fredrick S Myers, Secretary

                                                                      Exhibit B




                          [Form of Right Certificate]


Certificate No. R-                                                      Rights
                                                             ----------

          NOT EXERCISABLE AFTER JULY 28, 1996 OR EARLIER IF NOTICE OF
          REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.05 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND
          VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*



                               Right Certificate



          This certifies that               , or registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights
Agreement dated as of July   , 1986 (the "Rights Agreement") between  The
Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), and Manufacturers Hanover Trust Company, a national banking association (the "Rights Agent"), to purchase from the

--------------

*    The portion of the legend in brackets shell be inserted only if applicable.

Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Akron time) on July 28, 1996 at the office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one one-hundredth of a fully paid non-assessable share of the Series A $10.00 Preferred Stock, without par value (the "Preferred Stock"), of the Company, at a purchase price of $100.00 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of July 28, 1986, based on the Preferred Stock of the Company as constituted at such date.

          Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Triggering Event.

          As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or

Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.05 per Right.

          No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company
and its corporate seal.  Dated as of        , 1986.


ATTEST:                                     THE GOODYEAR TIRE & RUBBER
                                               COMPANY


                                            By
-----------------------------                  --------------------------------
        Secretary                               Title:


Countersigned:



By
   -------------------------------

       Authorized Signature

                  [Form of Reverse Side of Right Certificate]


                               FORM OF ASSIGNMENT



                (To be executed by the registered holder if such
              holder desires to transfer the Right Certificates.)



          FOR VALUE RECEIVED          hereby sells, assigns and transfers
                             --------
unto
     ------------------------------


-------------------------------------------------------------------------------
                 (Please print name and address of transferee)

        this Right Certificate, together with all right, title and interest
-------
therein, and does hereby irrevocably constitute and appoint
                                                            -------------------
Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:                  , 19
       -----------------    ----



                                            -----------------------------------
                                            Signature

Signature Guaranteed:

                                  Certificate



          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:           , 19
      -----------    ----                   -----------------------------------
                                            Signature


                                     NOTICE

          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To The Goodyear Tire & Rubber Company:

          The undersigned hereby irrevocably elects to exercise
                                                                ----------------
Rights represented by this Right Certificate to purchase the shares of the Common Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


-------------------------------------------------------------------------------
                        (Please print name and address)


-------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


-------------------------------------------------------------------------------
                        (Please print name and address)


-------------------------------------------------------------------------------

Dated:                , 19
      ----------------    ----

                                            -----------------------------------
                                            Signature
                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of this
                                            Right Certificate)

Signature Guaranteed:

                                  Certificate
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:            , 19
      ------------    ----
                                            -----------------------------------
                                            Signature


                                     NOTICE
                                     ------

          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                      Exhibit C


                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED STOCK

          On July 2, 1986, the Board of Directors of The Goodyear Tire & Rubber Company (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, without par value (the "Common Stock"), of the Company. The distribution is payable on July 28, 1986 (the "Record Date") to the shareholders of record on the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A $10.00 Preferred Stock, without par value (the "Preferred Stock"), or in some circumstances, Common Stock, other securities, cash or other assets as summarized below, at a price of $100.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Manufacturers Hanover Trust Company as Rights Agent (the "Rights Agent").

          Until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of the Common Stock or (ii) ten days following the commencement or announcement of an intention to commence a tender offer or exchange offer by any person if, upon consummation thereof, such person would be an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution
Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date, even without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates")


                                      C-1
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
will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on July 28, 1996 unless earlier redeemed by the Company as described below.

          The Purchase Price payable, and the number of shares of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).

          In the event that the Company were acquired in a merger or other business combination transaction or that 50% or more of its assets or earning power were sold, proper provision shall be made so that each holder of a Right other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that the Company were the surviving corporation in a merger and its Common Stock were not changed or exchanged, or in the event that an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, or, in certain circumstances, an Acquiring Person becomes the beneficial owner of 35% or more of the outstanding shares of Common Stock, proper provision shall be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of the Common Stock having a market value of two times the exercise price of the Right.


                             C-2

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
          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractional shares which are integral multiples of one one-hundredth of a Preferred Share) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          At any time prior to 5:00 P.M. Akron time on the tenth day following public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding shares of the Common Stock of the Company (the "Shares Acquisition Date"), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.05 per Right (the "Redemption Price") provided that if such redemption occurs on or after the Shares Acquisition Date the Board shall be entitled to so redeem the Rights only if such redemption is approved by a majority of the Continuing Directors (as defined in the Rights Agreement) and the Continuing Directors constitute a majority of the Board of Directors. Thereafter, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity or correct any defect or inconsistency and by the Continuing Directors, prior to the Distribution Date, to make changes deemed to be in the best interests of the holders of the Rights or, after the Distribution Date, to make such other changes which do not adversely affect the interests of the holders of the Rights (excluding the interests of any Acquiring Person and its Affiliates and Associates).

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated July 3, 1986. A copy of the Rights Agreement is available free of charge from the

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
Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.


                             C-4


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
                                   AMENDMENT
                                       TO
                                RIGHTS AGREEMENT

          THIS AMENDMENT TO RIGHTS AGREEMENT, dated as of April 6, 1993 (this "Amendment Agreement") between The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company") and First Chicago Trust Company of New York, a corporation organized under the laws of the State of New York to exercise corporate trust powers and subject to supervision and examination by Federal and State of New York Authorities ("FCT" or the "Rights Agent").

                                WITNESSETH: that,

          WHEREAS, the Company is a party to that certain Rights Agreement, dated as of July 2, 1986, between the Company and FCT (initially with Manufacturers Hanover Trust Company) as Rights Agent (the "Rights Agreement"), FCT having been appointed Rights Agent in accordance with Section 21 of the Rights Agreement pursuant to that certain Appointment of Successor Rights Agent and Acceptance of Appointment dated March 21, 1990, replacing Manufacturers Hanover Trust Company as the Rights Agent under the Rights Agreement effective as of the opening of business on May 16, 1990; and

          WHEREAS, the Board of Directors of the Company has authorized and declared a 2-for-1 split of the Common Stock, without par value, of the Company (the "Common Stock"), to be effected by the distribution as a stock dividend of one share of the Common Stock on each share of Common Stock outstanding at April 30, 1993, to be distributed on May 4, 1993 (the "Stock Split"); and

          WHEREAS, the Board of Directors of the Company, comprised entirely of Continuing Directors (as defined in the Rights Agreement) at its meeting duly convened and held on February 9, 1993, in accordance with the authority conferred upon it under Section 26 of the Rights Agreement unanimously declared that in connection with the Stock Split it would be desirable and appropriate and in the best interests of the holders of the Common Stock and the Rights (as that term is defined in the Rights Agreement) to amend the Rights Agreement to adjust the terms of the Rights to reflect the effect of the Stock Split by providing that each Right outstanding at the close of business on April 30, 1993 and each Right thereafter issued with shares of the Common Stock in accordance with the Rights Agreement represents the right to purchase one two-hundredth of a share of Series A $10.00 Preferred Stock of the Company at a purchase price of $50, thereby making the Rights (after giving effect to this Amendment Agreement) the economic equivalent of the Rights as in effect prior to the Stock Split in respect of each holder of the Common Stock and the Rights;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          1. Unless otherwise expressly defined in this Amendment Agreement or the context otherwise requires, capitalized and other terms for which meanings are provided in the Rights Agreement shall have such meanings when used in this Amendment Agreement.

          2. Effective April 30, 1993 and after giving effect to the Stock Split, the Rights Agreement shall be, and it hereby is, amended by:

          (A) Deleting the existing "Whereas" clause set forth immediately following the Preamble in its entirety and by inserting a new "Whereas" clause providing in its entirety as follows:

                 "WHEREAS, the Board of Directors of the Company has authorized and declared a dividend distribution (the "Distribution") of one Right for each outstanding share of the Common Stock, without par value, of the Company outstanding on July 28, 1986 (the "Record Date") and has authorized the issuance of one Right in respect of each share of Common Stock of the Company issued between the Record Date and the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined), and under certain other circumstances, each Right initially representing the right to purchase one two-hundredth of a share of Series A $10.00 Preferred Stock of the Company having the rights, powers and preferences set forth in the Articles of Amendment attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");"

          (B) Deleting the existing paragraphs (a), (b) and (c) of Section 7 of the Rights Agreement in their entirety and inserting in lieu thereof new paragraphs (a), (b) and (c) of Section 7 of the Rights Agreement providing in their entirety as follows:

          "Section 7. EXERCISE OF RIGHTS, PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) Subject to Section 7(c) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its office at 30 West Broadway, New York, New York, 10007, together with payment of the aggregate Purchase Price with respect to the total number of one two-hundredths of a share of Preferred Stock (or other securities or property, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the close of business on the earlier of (i) July 28, 1996 (the "Final Expiration Date"), or (ii) the date on which the Rights are redeemed as provided in Section 23 (such earlier date being herein referred to as the "Expiration Date").

          (b) The Purchase Price for each one two-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $50, shall be subject to adjustment from time to time as provided in Section 11 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price per one two-hundredth of a share of Preferred Stock (or other shares, securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to
     Section 20(k) hereof, thereupon promptly (i) requisition from any transfer agent of the Preferred Stock of the Company certificates for the total number of one two-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one two-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (iii) when appropriate, requisition from any transfer agent of the Common Stock of the Company certificates for the total number of shares of Common Stock to be paid in accordance with Section 11(a)(ii) and 11(a)(iii), (iv) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (v) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Certificates, registered in such name or names as may be designated by such holder and (vi) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue securities, distribute property or pay cash pursuant to Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that cash, property or securities are available for issuance, distribution or payment by the Rights Agent, if and when appropriate."

          (C) Deleting the existing paragraph (e) of Section 9 of the Rights Agreement in its entirety and inserting in lieu thereof a new paragraph (e) of
Section 9 of the Rights Agreement providing in its entirety as follows:

          "(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any one two-hundredths of a share of Preferred Stock (or Common Stock and/or) other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required (a) to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for the one two-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or (b) to issue or deliver any certificates for a number of one two-hundredths of a share of Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due."

          (D) Deleting the first sentence of Section 10 of the Rights Agreement in its entirety and inserting in lieu thereof a new first sentence of Section 10 of the Rights Agreement providing in its entirety as follows:

          "Section 10. Preferred Stock Record Date. Each person in whose name any certificate for a number of one two-hundredths of a share of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate is evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding business day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open."

          (E) Deleting the clause of subparagraph (a)(ii)(C) of Section 11 of the Rights Agreement which provides "(x) multiplying the then Current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a right is then exercisable and dividing that product by (y)" and inserting in lieu thereof the following clause:

          "(x) multiplying the then Current Purchase Price by the then number of one two-hundredths of a share of Preferred Stock for which a right is then exercisable and dividing that product by (y)."

          (F) Deleting the paragraph (d)(ii) of Section 11 of the Rights Agreement in its entirety and inserting in lieu thereof a new paragraph (d)(ii) of Section 11 of the Rights Agreement providing in its entirety as follows:

          "(ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this
     Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 200 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one two-hundredths of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 200."

          (G) Deleting the existing paragraphs (g), (h), (i), (j), (k) and (l) of Section 11 of the Rights Agreement in their entirety and inserting in lieu thereof new paragraphs (g), (h), (i), (j), (k) and (l) of Section 11 of the Rights Agreement providing in their entirety as follows:

          "(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one two-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one two-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one two-hundredths of a share covered by a Right immediately prior to the adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one two-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one two-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one two-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one two-hundredth of a share and the number of one two-hundredths of a share which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one two-hundredth of the then par value, if any, of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one two-hundredths of a share of such Preferred Stock at such adjusted Purchase Price.

          (l) In any case in which Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one two-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one two-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment."

          (H) Deleting the existing paragraph (a) of Section 13 of the Rights Agreement in its entirety and inserting in lieu thereof a new paragraph (a) of
Section 13 providing in its entirety as follows:

          "Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that, following the Distribution Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate, merge with and into the Company, the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person, then, and in each such case, proper provision shall be made so that (i) each holder of a Right, except as provided in
     Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of shares of validly issued, fully paid, non-assessable and freely tradeable Common Stock of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the then number of one two-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (2) 50% of the current market price per share of the Common Stock of such Principal Party (determined in the manner described in Section 11(d) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a(ii) hereof shall be of no effect following the first occurrence of any of the transactions described in Section 13(a) hereof."

          (I) Deleting the existing paragraph (b) of Section 14 of the Rights Agreement in its entirety and inserting in lieu thereof a new paragraph (b) of
Section 14 providing in its entirety as follows:

          "(b) The Company shall not be required to issue fractions of shares (other than fractions which are integral multiples of one two-hundredths of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of fractional shares that are not integral multiples of one two-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one two-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one two-hundredth of a share of Preferred Stock shall be one two-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise."

          (J) Deleting the existing Section 17 of the Rights Agreement in its entirety and inserting in lieu thereof a new Section 17 providing in its entirety as follows:

          "Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one two-hundredths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof."

          (K) Deleting the existing Form of Rights Certificate set forth at Exhibit B (Pages B-1 through B-6, inclusive) to the Rights Agreement in its entirety and inserting a new Form of Rights Certificate set forth at Exhibit B providing in its entirety as follows:

                                                                  Exhibit B

                          [Form of Right Certificate]

      Certificate No. R-                                                  Rights
                                                           ---------------

               NOT EXERCISABLE AFTER JULY 28, 1996 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.05 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(c) OF THE RIGHTS AGREEMENT.]"

     "The portion of the legend in brackets shall be inserted only if applicable.

                               Right Certificate

          This certifies that                , or registered assigns, is the
     registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of July , 1986 (the "Rights Agreement") between The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), and Manufacturers

     Hanover Trust Company, a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Akron time) on July 28, 1996 at the office of Rights Agent, or its successors as Rights Agent, in New York, New York, on two-hundredth of a fully paid non-assessable share of the Series A $10.00 Preferred Stock, without par value (the "Preferred Stock"), of the Company, at a purchase price of $50.00 per one two-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of July 28, 1986, based on the Preferred Stock of the Company as constituted at such date.

          Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Triggering Event.

          As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provision and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitation of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one two-hundredths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.05 per Right.

          No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one two-hundredth of a share of Preferred Stock which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends of subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company
     and its corporate seal. Dated as of       , 1986.

     ATTEST:                                 THE GOODYEAR TIRE & RUBBER
                                                  COMPANY


                                             By
     --------------------------                 -----------------------
     Secretary                                  Title

     Countersigned:

     By
       ------------------------
       Authorized Signature

                  [Form of Reverse Side of Right Certificate]

             [(NOTE: Form of Reverse Side of Right Certificate not
                 amended and, therefore, not reproduced herein)]

     (L) Deleting the existing first, sixth and tenth paragraphs of Exhibit C to the Rights Agreement and inserting in lieu thereof new first, sixth and tenth paragraphs as follows:

          First paragraph: "On July 2, 1986, the Board of Directors of The Goodyear Tire & Rubber Company (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, without par value (the "Common Stock"), of the Company. The distribution is payable on July 28, 1986 (the "Record Date") to the shareholders of record on the Record Date. Each Right entitles the registered holder to purchase from the Company one two-hundredth of a share of Series A $10.00 Preferred Stock, without par value (the "Preferred Stock"), or in some circumstances, Common Stock, other securities, cash or other assets as summarized below, at a price of $50.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Manufacturers Hanover Trust Company as Rights Agent, as amended by that certain Amendment to Rights Agreement dated as of April 6, 1993 between the Company and First Chicago Trust Company of New York as successor Rights Agent (the "Rights Agent")."

          Sixth Paragraph: "With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractional shares which are integral multiples of one two-hundredth of a Preferred Share) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise."

          Tenth Paragraph: "A Copy of the Rights Agreement, as amended by the Amendment to Rights Agreement dated as of April 6, 1993, has been filed with the Securities and Exchange Commission as Exhibits to a Registration Statement on Form 8-A dated July 3, 1986, as amended by a Form 8 dated April 19, 1993. A copy of the Rights Agreement, as amended, is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended, which is hereby incorporated herein by reference."

          3. Effective as of April 6, 1993, the following shall be added (as a separate paragraph) to the end of, and become a part of, the legend set forth at paragraph (c) of Section

3 of the Rights Agreement and shall appear on certificates for Common Stock issued after April 30, 1993:

          "The Goodyear Tire & Rubber Company appointed, effective May 16, 1990, First Chicago Trust Company, as successor Rights Agent under the Rights Agreement. The Rights Agreement was amended pursuant to an Amendment to Rights Agreement dated as of April 6, 1993."

          4. For all purposes under the Rights Agreement as amended by this Amendment Agreement, including specifically Section 25 thereof, any notice or demand authorized by the Rights Agreement to be given or made by the Company or any holder of any Right Certificate to or on the Rights Agents shall be to the address of the Rights Agent for the Company or by the holder of any Right Certificate is as follows:

                     First Chicago Trust Company of New York
                     30 West Broadway
                     New York, New York 10007

                     Attention:  Tender & Exchange Department

          5. Nothing set forth in this Amendment Agreement shall in any manner be construed to alter the rights of the holders of the Rights or the terms and conditions of the Rights other than as expressly or by necessary implication set forth herein.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Rights Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


ATTEST                                   THE GOODYEAR TIRE & RUBBER COMPANY

By: /s/James Boyazis                     By: /s/John M. Ross
    ---------------------                    -----------------------------------
      James Boyazis,                           John M. Ross,
      Secretary                                Vice President


                                         FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                         By: /s/Joanne Gorostiola
                                             -----------------------------------
                                               Joanne Gorostiola,
                                               Customer Service Officer